Exhibit 5.1

[GREENBERG TRAURIG LETTERHEAD]

February 2, 2018

Dolphin Entertainment, Inc.

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, Florida 33134

Re:    Dolphin Entertainment, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Dolphin Entertainment, Inc., a Florida corporation (the “Company”) in connection with the preparation of a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) shares of common stock, par value $0.015 per share, of the Company (“Common Stock”); (ii) warrants to purchase Common Stock (“Warrants”); and (iii) units consisting of Common Stock and Warrants (the “Units”); and (iv) the Common Stock that may be issued upon the exercise of the Warrants. The Common Stock, Warrants and  Units are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”).

The Units will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

1)

the Registration Statement;

2)

the Company’s  Amended and Restated Articles of Incorporation, as amended to the date hereof (the “Charter”);

3)

the Company’s Bylaws, as amended to the date hereof;

4)

resolutions adopted by the board of directors of the Company relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters; and

5)

such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each

Counterparty thereto; and (ii) at the time of execution, countersignature, issuance and delivery of any Units, the applicable Unit Agreement will be the valid and legally binding obligation of each Unit Counterparty thereto.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of Warrants, we have assumed that (i) at the time of execution, countersignature, issuance and delivery of  any Warrants, the related Warrant Agreement, will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company; and (ii) the execution, delivery and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock will be available for issuance under the Charter, as then in effect.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1)

With respect to the Common Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (ii) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company the Common Stock will be validly issued, fully paid and nonassessable.

2)

With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve the execution and delivery of each Warrant Agreement and issuance of the Warrants; (ii) due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or Prospectus or Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such applicable definitive purchase, underwriting, or similar agreement; (iii) the conditions in the applicable Warrant Agreement have been satisfied; and (iv) the actions described in paragraph 1 above have been taken, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3)

With respect to the Units, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve the execution and delivery of each Unit Agreement and issuance of the Units;

(ii) due execution, countersignature, issuance and delivery of such Units upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, or Prospectus or Prospectus Supplement approved by the board of directors of the Company, and otherwise in accordance with the provisions of the applicable Unit Agreement and such applicable definitive purchase, underwriting, or similar agreement; (iii) the conditions in the applicable Unit Agreement have been satisfied; (iv) if such Unit Agreements relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; and (v) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in paragraph 2 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 2 and 3 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law; (iii) an implied covenant of good faith and fair dealing; (iv) the discretion of the court before which any proceeding for enforcement may be brought; and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent. Notwithstanding the foregoing, investors are entitled to rely on this opinion.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

GREENBERG TRAURIG, P.A.

By:	/s/ Drew M. Altman, Esq.
Drew M. Altman, Esq.